UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2013
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2013, the board of directors of Central Valley Community Bancorp appointed F. T. (Tommy) Elliott, IV to the board of directors as a new director of Central Valley Community Bancorp, to hold office until the next annual meeting of shareholders of Central Valley Community Bancorp, until his successor is elected and qualified or until otherwise removed. Mr. Elliott was appointed pursuant to the provisions of the Merger Agreement dated December 19, 2012 between Central Valley Community Bancorp and Visalia Community Bank. Mr. Elliott previously served as the chairman of the board of directors of Visalia Community Bank, and has served as a principal of, and as Chairman of the Elliott Group, Lindsay, California, a vertically integrated farming operation, since 2010. Previously, from 2000 to 2010 he served as a principal of and the President of California Citrus Producers, Inc., Lindsay, California, a processor and marketer of fruit juices, concentrates and citrus byproducts.
In connection with the merger, Mr. Elliott received certain compensation relating to his services and benefits at Visalia Community Bank prior to the merger. These amounts included:

•	Payment of $12,537 in connection with the Visalia Community Bank Director Retirement Agreement.

•	Payment of $134,633 in connection with the Visalia Community Bank Amended and Restated Director Deferred Fee Agreement.

•	Payment of $26,329 in connection with the Visalia Community Bank Life Insurance Endorsement Method Split Dollar Plan Agreement.

Pursuant to the merger agreement, Central Valley Community Bancorp is required to use commercially reasonable efforts to maintain in effect for a period of six (6) years from the effective date of the merger insurance with respect to any possible claims against Mr. Elliott and the other directors and/or executive officers of Visalia Community Bank arising from facts or events which occurred prior to the effective time of the merger.
Based on Mr. Elliott’s beneficial ownership of 18,808 shares of Visalia Community Bank common stock prior to the merger (including 3,100 shares owned by relatives), Mr. Elliott received approximately $489,014 in cash merger consideration, and 55,878 shares of Central Valley Community Bancorp common stock in stock merger consideration, which had a value at the time the merger was consummated of approximately $563,250.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 19, 2013	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)